<SEQUENCE>6
<FILENAME>y032007abhldinglp99w05.txt
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                                                             Page 31 of 44 Pages

                                                                       Exhibit 5

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                         AXA COURTAGE ASSURANCE MUTUELLE


         Intentionally omitted since AXA Courtage Assurance Mutuelle merged with AXA Assurances I.A.R.D. Mutuelle.





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